EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-227848) of Invesco CurrencyShares® Swiss Franc Trust of our report dated January 11, 2018, with respect to the financial statements of Invesco CurrencyShares® Swiss Franc Trust as of and for the year ended October 31, 2017, included in this Transition Report (Form 10-K) for the period from November 1, 2018 to December 31, 2018.

/s/ Ernst & Young LLP

Tysons, Virginia

March 8, 2019